UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 15, 2015

Harvest Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-899-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 15, 2015, the Board of Directors (the "Board") of Harvest Natural Resources, Inc. (the "Company") adopted an amendment to the Bylaws of the Company (as amended, the "Restated Bylaws").

The Restated Bylaws establish new requirements applicable to persons seeking to have the Company’s shareholders take corporate action by written consent without a meeting. Specifically, Section 1.8(a) of Article I was amended to (i) require such persons to submit a proper notice to the Company concerning the proposed shareholder action by written consent; and (ii) clarify that the Board is entitled to fix a record date for the proposed shareholder action by written consent following receipt of the notice. Under the Restated Bylaws, the Board has ten days to determine the validity of a notice and adopt a resolution fixing the record date, which record date shall not be more than ten days following the date of the resolution.

The Restated Bylaws are effective immediately.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1 Restated Bylaws of Harvest Natural Resources, Inc., effective May 15, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.

May 15, 2015	By:	Keith L. Head

Name: Keith L. Head
Title: Vice President & General Counsel

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Exhibit Index

Exhibit No.	Description

3.1	Restated Bylaws of Harvest Natural Resources, Inc., effective May 15, 2015.